UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2018

Cardinal Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Galleria 13455 Noel Road Suite 925 Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (325)-762-2112

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018, Mr. John Jordan resigned as members of the Board of Directors. Mr. Jordan has decided to retire from corporate duties after 48 years in the oil and gas business and devote his time to his extensive family and to his volunteer work with US veterans. There was no known disagreement with Mr. Jordan on any matter relating to our operations, policies or practices.

Also on January 19, 2018, our Board of Directors appointed Mr. J. Richard (Rick) Iler as our Chief Financial Officer.

Mr. Iler has been a financial and accounting professional experienced in both public and privately held early stage companies for over 30 years, serving as a Chief Financial Officer of various technology companies. He has extensive capital markets, corporate finance and venture capital experience. Throughout his career, he has experience in merger and acquisitions, structuring, sourcing or closing of nearly $400mm in debt and nearly $200 mm in equity financings in various structures. He founded Iler and Associates Investment Banking raising funding for several drilling programs. He has served as a board member and corporate secretary responsible for, corporate governance, shareholder communications and investor relations. His previous experience includes institutional corporate bond sales at major bulge bracket firms and fixed income portfolio manager, Treasurer and Chairman of Asset/Liability Committee for a regional Texas savings bank. Most recently, he is a co-founder and Board Member of InfoGPS Networks, Inc., a cybersecurity firm that tracks all devices and data on the information network, continually, ranks the sensitivity of data by device and provides a cyber value of the cost of remediating such a breach.

Mr. Iler does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Iler and any of our directors or executive officers.

Aside from the following, Mr. Iler has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

On January 15, 2018, we entered into a three month Consulting Agreement with Mr. Iler to serve as Chief Financial Officer. We agreed to pay Mr. Iler a monthly retainer fee of $2,500. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1.

SECTION 8 – Other Events

Item 8.01 Other Events

We have officially severed all ties with Mr. Tim Crawford effective on January 19, 2018. Mr. Crawford has been aiding our new management to locate documents for the 2016 audit since he resigned on July 31, 2017 as Director and Chief Executive Officer. Mr. Crawford maintained a consulting-based relationship only through the transition into new management and that relationship has now been terminated by our Board of Directors.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement
99.1	Cardinal Energy Announces Corporate Changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Energy Group, Inc.

/s/ Stanley Ford
Stanley Ford
Chief Executive Officer

Date: January 25, 2018